                                                                     EXHIBIT 4.8

[Translation]

                                 SALES CONTRACT

                                                  Contract No. 00-154435-00-00-0
                                                                   July 24, 2001

   Buyer:
        Name:     Koji Yamamoto
                  Representative Director
                  Crayfish Co., Ltd.
                  (Corporate Seal)
        Address:  7-1, Nishi-Shinjuku 3-chome,
                  Shinjuku-ku, Tokyo

   Seller:

                  Yasuhiro Mohri
                  Senior Manager
                  Media Sales Department
                  Kohgin Lease Kabushiki Kaisha
                  (Corporate Seal impressed)
                  3-19, Kyobashi 3-chome,
                  Chuo-ku, Tokyo

Buyer and Seller hereby enter into a sales contract (the "Contract") as below:
In witness of the conclusion of this Contract, Buyer and Seller have executed this Contract in duplicate, with each copy being retained by Buyer and Seller, respectively.

(Schedule)
-----------------------------------------------------------------------------------------------
(1)       Objects for sales and place for transfer      As stated in List of Objects for Sales.
-----------------------------------------------------------------------------------------------
(2)       Date of Transfer
-----------------------------------------------------------------------------------------------
(3)       Total amount of       2,410,000,000-
          sales
-----------------------------------------------------------------------------------------------
          Down payment,
          Due date and method   Payments in          Due amount per     Consumption        Due amount
          of payment            installment          each installment      tax             Including tax
                                One installment      Y2,410,000,000-    Y120,500,000-      Y2,530,500,000-
-----------------------------------------------------------------------------------------------
                                1. July 24, 2001
-----------------------------------------------------------------------------------------------
(4)       Consumption Tax       Rate: 5.0%
-----------------------------------------------------------------------------------------------
(5)       Damages for           14.6% per year             (6)   Special    As stated in the column for
          deferred payment      (calculated on a 365-day         clause:    special clauses.
                                basis)
-----------------------------------------------------------------------------------------------

Article 1. Seller shall sell Buyer the objects stated in (1) of Schedule (the "Objects") and Buyer shall buy the same.

Article 2. Buyer shall pay to Seller the amount of sales stated in (3) of Schedule.

Article 3. Seller shall transfer to Buyer the Objects stated in (1) of Schedule on the date stated in (2) of Schedule. Buyer shall be liable for any and all expenses for the transfer.

Article 4. The inspection of the transferred Objects shall be completed by means of the transfer of the Objects. Buyer shall immediately deliver to Seller a receipt of the Objects.

Article 5. Whether the inspection is completed or not, Seller shall not be liable for any defect in the Objects or their incompatibility for any reason whatsoever.

Article 6. Seller shall not be liable for any delay or impossibility of the Contract due to natural disasters or any other act of God, an enactment, revision or repeal of relevant laws and regulations.

Article 7. The ownership of the Objects shall transfer from Seller to Buyer when Buyer shall pay the total amount of sales or any of its obligations. Provided that in case the amount of sales shall be pay by bills and notes, the payment shall not be effective until the amount will be fully paid.

Article 8. Buyer shall bear the consumption tax in the amounts set out in (3) of Schedule which shall be calculated on the basis of the effective tax rate (as set out in (4) of Schedule) as of the date of the execution of this Contract. In the event of such amounts of the consumption tax being increased, Buyer shall, upon request from Seller, immediately pay such increased amounts.

Article 9. If Buyer fails to pay any money due to Seller under this Contract or to repay any advance money paid by Seller on behalf of Buyer, Buyer shall pay to Seller the compensation for delay at the rate set out in (5) of Schedule for a period from the relevant due date for payment or repayment to the time when the due amount is fully paid.

Article 10. If Buyer violates any one of the items of the Contract, Seller shall entitled to cancel this Contract and request the payment of the compensation for damage without notice or notification.

Article 11. The special clauses stated in (6) of Schedule shall be applicable in preference to the other provisions hereof. Any agreement different from that in this Contract shall not take effect unless such agreement is stated in the column for special clauses in (6) of Schedule or otherwise agreed upon in writing between Buyer and Seller.

                                                                           -End-

(List of Objects for Sales)
---------------------------------------------------------------------------------------------
1         Description of object
          Model                               SUN Enterprise450

          Quantity                            One set

          Name of manufacturer

          Place for transfer                  7-1, Nishi-Shinjuku 3-chome, Shinjuku-ku, Tokyo
---------------------------------------------------------------------------------------------
2         Description of object
          Model                               Mail Server

          Quantity                            One set

          Name of manufacturer

          Place for transfer                  1-15, Ariake 3-chome, Kohtoh-ku, Tokyo
---------------------------------------------------------------------------------------------
3         Description of object
          Model                               Web Server

          Quantity                            One set

          Name of manufacturer

          Place for transfer                  1-15, Ariake 3-chome, Kohtoh-ku, Tokyo
---------------------------------------------------------------------------------------------
4         Description of object
          Model                               Appli Server

          Quantity                            One set

          Name of manufacturer

          Place for transfer                  1-15, Ariake 3-chome, Kohtoh-ku, Tokyo
---------------------------------------------------------------------------------------------
5         Description of object
          Model                               DB Server

          Quantity                            One set

          Name of manufacturer

          Place for transfer                  1-15, Ariake 3-chome, Kohtoh-ku, Tokyo

                                              Any other matter will be as stated
                                              in List of Objects for Sales.
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

(Column for special clauses)

Not available

Column for in-house use only     1114000-301 003
Crayfish Co., Ltd.

00-154435-00-00-0